SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2002

TRITON NETWORK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-30251 (Commission File Number)	59-3434350 (IRS Employer Identification No.)

P.O. Box 5590, Winter Park, Florida (Address of principal executive offices)	32827 (Zip Code)

Registrant’s telephone number, including area code: (407) 492-9020

(Former name or former address, if changed since last report)

ITEM 9. OTHER EVENTS

     Triton Network Systems, Inc. (the “Company”) has settled a lawsuit with a shareholder, Frank Musolino, resulting in a cash payment to the shareholder of $3.65 million. The lawsuit claimed the Company interfered with the shareholder’s alienability of Company common stock following the Company’s initial public offering in July 2000. The shareholder filed the action seeking damages in the Circuit Court of the Thirteenth Judicial Circuit of the State of Florida, Hillsborough County Civil Division in December 2000. Following the court's decision to grant summary judgment in favor of the shareholder with respect to certain of his claims, and after commencing a jury trial, the Company agreed to the settlement. The case was dismissed with prejudice. The Company is actively seeking reimbursement for the settlement payment from third parties, including the Company’s insurance carrier. Although there can be no assurance, it is the Company's belief that it should be able to recover a portion of these settlement costs from these third parties.

Forward Looking Statements

     Statements included herein that are not historical in nature may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, without limitation, statements regarding the anticipated recovery of a portion of the settlement costs from third parties. Any such forward-looking statements reflect the judgment of management as of the date of this report and involve risks and uncertainties including, without limitation, the risk that the Company may not be reimbursed for any portion of the settlement amount by third parties, including its insurance carrier, and the possibility that the Company may be involved in additional litigation, and may incur additional costs, to seek such reimbursement. The Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON NETWORK SYSTEMS, INC.

/S/ Kenneth R. Vines Kenneth R. Vines, Chief Executive Officer

Date: April 8, 2002